EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

By and Among

DEXTERITY SURGICAL, INC.

and

RISE AND GROW LIMITED

and

NEWISE CENTURY INC.

Dated as of December 18, 2007

- i -

RISE AND GROW SCHEDULES	19
DEXT SCHEDULES	20
EXHIBIT A	A-1
EXHIBIT B	B-1
EXHIBIT C	C-1

- ii -

EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 18th day of December 2007, by and among DEXTERITY SURGICAL, INC., a Delaware corporation (“DEXT”), RISE AND GROW LIMITED, a limited company organized under the laws of Hong Kong (“Rise & Grow”) and NEWISE CENTURY INC., a corporation organized under the laws of the British Virgin Islands (the “Stockholder”), upon the following premises:

RECITALS:

WHEREAS, DEXT is a U.S. publicly held corporation organized under the laws of the State of Delaware with no significant operations; and

WHEREAS, on April 19, 2004, DEXT filed a voluntary petition for relief for reorganization under Chapter 11 of the United States Bankruptcy Court for the Southern District of Texas, Houston Division; and

WHEREAS, on December 7, 2004, the Bankruptcy Court approved a Plan of Reorganization which was later modified by an Order Approving Modification of the First Amended Plan) dated March 2, 2006 (the “Reorganization”); and

WHEREAS, this Reorganization provided and authorized that the Board of Directors of DEXT are authorized to issue common shares pursuant to an exchange agreement in which control or majority ownership is given to an acquiring business entity without the need for shareholder approval and provided that DEXT is no longer subject to the jurisdiction of the Bankruptcy Court; and

WHEREAS, Rise & Grow is a privately held corporation organized under the laws of Hong Kong and a wholly-owned subsidiary of the Stockholder; and

WHEREAS, the Stockholder is a British Virgin Islands corporation that owns one hundred percent (100%) of the total issued and outstanding shares of capital stock of Rise & Grow (the “Rise & Grow Shares”); and

WHEREAS, DEXT desires to acquire the Rise & Grow Shares in exchange for the issuance by DEXT to the Stockholder of Twenty-Six Million Four Hundred Thousand (26,400,000) shares of DEXT’s common stock on the terms and subject to the conditions set forth herein (the “Exchange”).

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RISE & GROW

As an inducement to, and to obtain the reliance of DEXT, except as set forth in those schedules prepared by Rise & Grow which are attached and made a part hereto (the “Rise & Grow Schedules”), Rise & Grow hereby represents and warrants as of the date hereof (the “Closing Date”) as follows:

Section 1.01 Organization. Rise & Grow is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Item 1.01 of the Rise & Grow Schedules are complete and correct copies of the Certificate of Incorporation of Rise & Grow (or their equivalent) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Rise & Grow’s Certificate of Incorporation. Rise & Grow has taken all actions required by law, from its Certificate of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. Rise & Grow has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Capitalization. The authorized capitalization of Rise & Grow consists of one (1) ordinary share of capital stock, par value $1.00 per share (“Rise & Grow Common Stock”). There is one (1) share of Rise & Grow Common Stock currently issued and outstanding. The issued and outstanding share is legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. Except for Zhi Bao Da Tong (Beijing) Technology Co., Ltd., the wholly-owned and chief operating entity of Rise & Grow organized under the laws of The People’s Republic of China (“ZBDT”), Rise & Grow does not have any subsidiaries or predecessor corporations, and does not own, beneficially or of record, any shares of any other corporation. ZBDT controls, through those certain contractual instruments set forth in Item 1.08 of the Rise & Grow Schedules, and is the primary beneficiary of Beijing Zhi Yuan Tian Xia Technology Co., Ltd., a Variable Interest Entity and limited liability company duly established and validly existing under The People’s Republic of China (“Zhiyuan”). For purposes hereinafter, the term “Rise & Grow” also includes ZBDT and Zhiyuan.

Section 1.04 Financial Statements

(a) Included in Item 1.04 of the Rise & Grow Schedules are (i) the audited balance sheet of Beijing ZYTX Technology Co., Ltd as of June 30, 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the period from October 8 (inception) through June 30, 2007 together with the notes to such statements and the opinion of K.P. Cheng & Co., independent certified public accountants.

(b) Included in Item 1.04 of the Rise & Grow Schedules are: (i) an unaudited condensed consolidated balance sheet of Rise & Grow at September 30, 2007 and the related unaudited condensed consolidated statements of operations, stockholders’ equity and cash flows for the three (3) months ended September 30, 2007 and all such financial statements have been reviewed by K.P. Cheng & Co., independent certified public accountants.

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Rise & Grow balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Rise & Grow. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Rise & Grow had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Rise & Grow, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d) Rise & Grow has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable (if any).

(e) Rise & Grow has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of Rise & Grow’s assets are reflected on its financial statements, and, except as set forth in the Rise & Grow Schedules or the financial statements of Rise & Grow or the notes thereto, Rise & Grow has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning Rise & Grow set forth in this Agreement and in the Rise & Grow Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued shares of capital stock of Rise & Grow.

Section 1.07 Absence of Certain Changes or Events. Since September 30, 2007:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Rise & Grow;

(b) Rise & Grow has not (i) amended its Certificate of Incorporation (or their equivalent); (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) Rise & Grow has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d) Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Rise & Grow after reasonable investigation, threatened by or against Rise & Grow or affecting Rise & Grow or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Rise & Grow does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.08 Contracts

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Rise & Grow is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Item 1.08 of the Rise & Grow Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least Fifty Thousand Dollars ($50,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which Rise & Grow is a party or by which its properties are bound and which are material to the operations of Rise & Grow taken as a whole are valid and enforceable by Rise & Grow in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in the Rise & Grow Schedules or reflected in the most recent Rise & Grow balance sheet, Rise & Grow is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Rise & Grow.

Section 1.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Rise & Grow is a party or to which any of its assets, properties or operations are subject.

Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, Rise & Grow has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Rise & Grow or except to the extent that noncompliance would not result in the occurrence of any material liability for Rise & Grow.

Section 1.11 Approval of Agreement. The Sole Director of Rise & Grow has authorized the execution and delivery of this Agreement by Rise & Grow and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Stockholder that the Exchange be accepted by the Stockholder.

Section 1.12 Valid Obligation. This Agreement and all agreements and other documents executed by Rise & Grow in connection herewith constitute the valid and binding obligation of Rise & Grow, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DEXT

As an inducement to, and to obtain the reliance of Rise & Grow and the Stockholder, except as set forth in those schedules prepared by DEXT which are attached and made a part hereto (the “DEXT Schedules”), DEXT represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. DEXT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in Item 2.01 of the DEXT Schedules are complete and correct copies of the Certificate of Incorporation and Bylaws of DEXT as in effect on the Closing Date. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of DEXT’s Certificate of Incorporation or Bylaws. DEXT has taken all action required by law, its Certificate of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and DEXT has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. DEXT’s authorized capitalization as of the Closing Date consists of (a) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (“DEXT Common Stock”), of which 26,760,377 shares are issued and outstanding on the Closing Date and 4,293,750 shares are reserved representing the balance of those certain Bankruptcy Court Order “Section 1145” shares issuable pursuant to the Reorganization. DEXT does not have shares of preferred stock authorized, issued or outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. DEXT does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements

(a) Included in Item 2.04 of the DEXT Schedules are (i) the audited balance sheets of DEXT as of December 31, 2006 and the related audited statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006 together with the notes to such statements and the opinion of Akin, Doherty, Klein & Feuge, P.C., independent certified public accountants with respect thereto.

(b) Included in Item 2.04 of DEXT Schedules are: (i) an unaudited balance sheet of DEXT at September 30, 2007 and the related unaudited statements of operations, stockholders’ equity and cash flows for the three (3) and six (6) months ended September 30, 2007 and all such financial statements have been reviewed by Akin, Doherty, Klein & Feuge, P.C., independent certified public accountants with respect thereto.

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The DEXT balance sheets are true and accurate and present fairly as of their respective dates the financial condition of DEXT. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, DEXT had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of DEXT, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d) DEXT has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e) DEXT has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from its inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f) All of DEXT’s assets are reflected on its financial statements, and, except as set forth in the DEXT Schedules or the financial statements of DEXT or the notes thereto, DEXT has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Information. The information concerning DEXT set forth in this Agreement and the DEXT Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of DEXT.

Section 2.07 Absence of Certain Changes or Events. Since September 30, 2007:

(a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of DEXT;

(b) DEXT has not (i) amended its Certificate of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) DEXT has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.08 Litigation and Proceedings. Except for the Reorganization as set forth in Item 2.08 of the DEXT Schedules, there are no actions, suits, proceedings or investigations pending or, to the knowledge of DEXT after reasonable investigation, threatened by or against DEXT or affecting DEXT or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Except for the Reorganization as set forth in Item 2.08 of the DEXT Schedules, DEXT has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except as set forth in Item 2.09 of the DEXT Schedules:

(a) DEXT is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b) DEXT is not a party to or bound by, and the properties of DEXT are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) DEXT is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of DEXT.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which DEXT is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. To the best of its knowledge, DEXT has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of DEXT has authorized the execution and delivery of this Agreement by DEXT and has approved this Agreement and the transactions contemplated hereby and will recommend to the principal stockholder (the “Principal Stockholder”) of DEXT that the Exchange be accepted by the Principal Stockholder.

Section 2.13 Material Transactions or Affiliations. There exists no contract, agreement or arrangement between DEXT and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by DEXT to own beneficially, five percent (5%) or more of the issued and outstanding common stock of DEXT and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the Closing Date. Neither any officer, director, nor five percent (5%) stockholder of DEXT has, or has had since inception of DEXT, any known interest, direct or indirect, in any such transaction with DEXT which was material to the business of DEXT. DEXT has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Bank Accounts; Power of Attorney. Set forth in Item 2.14 of the DEXT Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by DEXT within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of DEXT, (b) all safe deposit boxes and other similar custodial arrangements maintained by DEXT within the past twelve (12) months, (c) the check ledger for the last twelve (12) months and (d) the names of all persons holding powers of attorney from DEXT or who are otherwise authorized to act on behalf of DEXT with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by DEXT in connection herewith constitute the valid and binding obligation of DEXT, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 Filings. DEXT has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.17 OTCBB. DEXT trades its common stock on the Over-The-Counter Bulletin Board (“OTCBB”) and meets all requirements to be listed on the OTCBB.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholder, by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Rise & Grow Shares, constituting all of the shares of capital stock, including voting power, of Rise & Grow. In exchange for the transfer of the Rise & Grow Shares by the Stockholder, DEXT shall issue to the Stockholder Twenty-Six Million Four Hundred Thousand (26,400,000) shares of DEXT Common Stock, which such shares shall represent 73.94% of total number of issued and outstanding shares of DEXT Common Stock upon issuance and shall represent 66% of the total number of issued and outstanding shares of DEXT Common Stock after the issuance of the remaining 4,293,750 “Section 1145” shares. On the Closing Date, the Stockholder shall surrender its certificate or certificates representing the Rise & Grow Shares to DEXT or its registrar or transfer agent. Upon consummation of the transaction contemplated herein, all of the shares of capital stock of Rise & Grow shall be held by DEXT. Upon consummation of the transaction contemplated herein (including, but not limited to, the cancellation of the shares set forth in Section 4.05 herein below), there shall be 35,706,250 shares of DEXT Common Stock issued and outstanding, with an additional 4,293,750 “Section 1145” shares of common stock to be issued to the holders of the DIP Loan pursuant to the Bankruptcy Court Order.

Section 3.02 Anti-Dilution. The number of shares of DEXT Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the DEXT Common Stock which may occur, other than the recapitalization described in Section 4.14, between the date of the execution of this Agreement and the Closing Date.

Section 3.03 Closing Events. On the Closing Date, DEXT, Rise & Grow and the Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination. This Agreement may be terminated by the Board of Directors of Rise & Grow only in the event that DEXT or Rise & Grow do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

Section 3.05 Reimbursement of Transfer Agent Costs. On the Closing Date, DEXT shall reimburse Rosetta Granite, Inc. for all costs paid in changing DEXT’s transfer agent from PacWest Transfer to Corporate Stock Transfer and for other costs in the aggregate amount of Six Thousand Eight Hundred Seventy-Five Dollars ($6,875).

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. DEXT and Rise & Grow will each afford to the officers and authorized representatives of the other full access to the properties, books and records of DEXT or Rise & Grow, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of DEXT or Rise & Grow, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. On or prior to the Closing Date, Rise & Grow shall deliver to DEXT the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Rise & Grow now in the possession of Rise & Grow or its representatives. DEXT shall deliver to Rise & Grow the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of DEXT now in the possession of DEXT or its representatives.

Section 4.03 Third Party Consents and Certificates. DEXT and Rise & Grow hereby agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 DEXT Stockholder Meeting. DEXT shall promptly call a special stockholders meeting to be held on or prior to the Closing Date at which meeting the Principal Stockholder of DEXT shall be requested to approve, and DEXT’s Board of Directors shall recommend approval of, the terms of this Agreement and such other matters as shall require stockholder approval hereunder. In addition, DEXT shall promptly file with the SEC all necessary disclosure statements required by federal securities law.

Section 4.05 Cancellation of Shares Held By Principal Stockholder. Concurrent and simultaneous with the consummation of this Agreement on the Closing Date, the Principal Stockholder shall cancel a total number of 17,454,127 shares of DEXT Common Stock.

Section 4.06 Designation of Directors and Officers. On the Closing Date, Junjun Xu shall be appointed to serve as a director of DEXT. After compliance by DEXT with Rule 14F-1 promulgated under the Exchange Act, (a) Zhenyu Wang, Yuefeng Wang, Yinan Zhang, Xueyuan Han, Edith Kam Ying Ho and Chunsheng Zhou shall be appointed to serve as Directors of DEXT, with Zhenyu Wang serving as Chairman of the Board, (b) Junjun Xu shall be appointed to serve as Chief Executive Officer and Fei Ming Yang shall be appointed to serve as Chief Financial Officer of DEXT and (c) James Ditanna shall resign as President and Chief Executive Officer of DEXT. DEXT shall draft the necessary instruments to affect the appointments described in this Section 4.06.

Section 4.07 Indemnification.

(a) Rise & Grow hereby agrees to indemnify DEXT and each of the officers, agents and directors of DEXT as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the Closing Date.

(b) DEXT hereby agrees to indemnify Rise & Grow and each of the officers, agents, and directors of Rise & Grow and the Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the Closing Date.

Section 4.08 The Acquisition of DEXT Common Stock. DEXT and Rise & Grow understand and agree that the consummation of this Agreement including the issuance of the DEXT Common Stock to the Stockholder in exchange for the Rise & Grow Common Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes. DEXT and Rise & Grow agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the Stockholder shall execute and deliver to DEXT a Suitability Letter (if applicable) and an Investment Representation Letter in substantially the forms of Exhibit A and Exhibit B attached hereto, respectively.

(b) In connection with the transactions contemplated by this Agreement, DEXT and Rise & Grow shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of Rise & Grow reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, Rise & Grow, the Stockholder, and DEXT shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as Rise & Grow, the Stockholder or DEXT and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that a legal opinion will be provided to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF DEXT

The obligations of DEXT under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Rise & Grow and the Stockholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Rise & Grow shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Rise & Grow prior to or on the Closing Date. DEXT shall be furnished with a certificate, signed by a duly authorized executive officer of Rise & Grow and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. DEXT shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Rise & Grow to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Rise & Grow threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Rise & Grow Schedules, by or against Rise & Grow, which might result in any material adverse change in any of the assets, properties, business, or operations of Rise & Grow.

Section 5.03 Good Standing. DEXT shall have received a certificate of good standing from The Companies’ Registries of Hong Kong, dated as of a date within ten (10) days prior to the Closing Date certifying that Rise & Grow is in good standing as a corporation in Hong Kong.

Section 5.04 Approval by Stockholder. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding Rise & Grow Common Stock, including voting power, of Rise & Grow, unless a lesser number is agreed to by DEXT.

Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Rise & Grow after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07 Other Items

(a) DEXT shall have received a list containing the names, addresses, and number of shares held by each holder of capital stock in Rise & Grow as of the Closing Date, certified by an executive officer of Rise & Grow as being true, complete and accurate; and

(b) DEXT shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as DEXT may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF RISE & GROW
AND THE STOCKHOLDER

The obligations of Rise & Grow and the Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by DEXT in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. DEXT shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by DEXT. Prior to or on the Closing Date, DEXT shall furnish to Rise & Grow a certificate signed by a duly authorized officer of DEXT and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer’s Certificate. Rise & Grow shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of DEXT, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of DEXT threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the DEXT Schedules, by or against DEXT, which might result in any material adverse change in any of the assets, properties or operations of DEXT.

Section 6.03 Good Standing. Rise & Grow shall have received a certificate of good standing from the Secretary of State of Delaware or other appropriate office, dated as of a date within five (5) days prior to the Closing Date certifying that DEXT is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of DEXT after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Legal Opinion. Rise & Grow shall have been furnished with a legal opinion from DEXT’s counsel in the form of Exhibit C hereto stating, among other things, that the transactions contemplated hereby are exempt from registration or qualification.

Section 6.07 Other Items. Rise & Grow shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Rise & Grow may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. DEXT and Rise & Grow agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. DEXT and Rise & Grow each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware. Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Rise & Grow, to:	Rise and Grow Limited
Room 42, Fourth Floor
New Henry House
10 Ice House Street
Central, Hong Kong
Attention: SIU Choi Fat, Sole Director
Facsimile: (852) 2845 0504

With copies to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP
Wachovia Financial Center
200 South Biscayne Blvd., Suite 2000
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone (305) 539-3300
Facsimile: (305) 358-7095

If to Stockholder, to:	Newrise Century, Inc.
Room 502, 5th Floor
Hua Teng Mansion, No. A-302
Jinsongsanqu, Chaoyang District
Beijing, CHINA
Postal Code 100021
Attention: SIU Choi Fat, Sole Director
Facsimile: (852) 2845 0504

If to DEXT, to:	Dexterity Surgical, Inc.
501 South Johnstone, Suite 501
Bartlesville, OK 74003
Attention: James A. Ditanna, CEO and CFO
Telephone: (918) 336-1773
Facsimile: (918) 336-3152

With copies to:	Heskett & Heskett, LLP
501 South Johnstone, suite 501
Bartelsville, OK 74003
Attention: John Heskett, Esq.
Telephone: (918) 336-1773
Facsimile: (918) 336-3152

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08 Recitals. The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 7.09 Third Party Beneficiaries. This contract is strictly between DEXT, the Stockholder and Rise & Grow, and, except as specifically provided, no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of DEXT, the Stockholder and Rise & Grow will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby; provided, however, that upon the consummation of the Exchange, DEXT will not be responsible for the legal, accounting and other professional fees incurred by DEXT prior to the Closing Date in connection with the Exchange or an of the other transactions contemplated hereby.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.15 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Signature Page To Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

DEXTERITY SURGICAL, INC.

By:	/s/ James A. Ditanna
	Name:	James A. Ditanna
	Title:	President and Sole Director

RISE AND GROW LIMITED

By:	/s/ SIU Choi Fat
	Name:	SIU Choi Fat
	Title:	sole director

The undersigned Stockholder of Rise & Grow hereby agrees to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, the undersigned hereby represents and affirms that it has read each of the representations and warranties of Rise & Grow set out in Article I hereof and that, to the best of its knowledge, all of such representations and warranties are true and correct.

NEWISE CENTURY INC.

By:	/s/ SIU Choi Fat
	Name:	SIU Choi Fat
	Title:	sole director

RISE & GROW SCHEDULES

Item 1.01	Certificate of Incorporation of Rise and Grow Limited

(Please see Exhibit 3.3 to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007).

Certificate of Incorporation of Zhi Bao Da Tong (Beijing) Technology Co., Ltd.

(Please see Exhibit 3.4 to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007).

Charter of Zhi Bao Da Tong (Beijing) Technology Co., Ltd.

(Please see Exhibit 3.5 to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007)

Item 1.04	Audited Financial Statements of Zhiyuan at June 30, 2007

(Please see Exhibit 99.1 to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007).

Unaudited Consolidated Financial Statements of Rise & Grow Limited at September 30, 2007

(Please see Exhibit 99.2 to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007).

Item 1.08	Material Contacts (Please see Exhibits 10.2 through 10.8 to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007):

(a) Exclusive Technical Consulting and Service Agreement

(b) Exclusive Equity Interest Purchase Agreement (Xu)

(c) Exclusive Equity Interest Purchase Agreement (Wang)

(d) Equity Interest Pledge Agreement (Xu)

(e) Equity Interest Pledge Agreement (Wang)

(f) Power of Attorney (Xu)

(g) Power of Attorney (Wang)

(h) All of those Zhiyuan contracts listed in Annex A attached hereto.

DEXT SCHEDULES

Item 2.01	Certificate of Incorporation and Bylaws (Please see Exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K as filed with the SEC on December __, 2007).

Item 2.04	Audited Financial Statements at December 31, 2006 (Please see the Company’s Annual Report on Form 10-KSB as filed with the SEC on April 13, 2007).

Unaudited Financial Statements at September 30, 2007 (Please see the Company’s Quarterly Report on Form 10-QSB as filed with the SEC on October 24, 2007).

Item 2.08	Detailed Description of Reorganization (please see separate Item 2.08 document attached hereto).

Item 2.09	Material Contacts:

(a) Warrant Cancellation Agreement, dated November 26, 2007, by and between Dexterity Surgical, Inc. and Ruth Shepley

(b) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and Intellect Goal Investments

(c) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and MCC Group USA, Inc.

(d) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and Tazbaz Holdings Limited

(e) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and Future Expert Investments Limited

(f) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and Keen Merit Investments Limited

(g) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and Lead Crest Investments Limited

(h) Dip Loan Agreement (Convertible), dated November 28, 2007, by and between Dexterity Surgical, Inc. and Ruth Shepley

(i) Stock Cancellation Agreement, dated December 11, 2007, by and between Dexterity Surgical, Inc. and Flex Financial Group, Inc.

(j) Agreement, dated November 27, 2007, by and between Dexterity Surgical, Inc. and Corporate Stock Transfer

Item 2.14	Bank Accounts; Powers of Attorney: None.

EXHIBIT A

FORM OF SUITABILITY LETTER

TO: Dexterity Surgical, Inc.

I make the following representations with the intent that they may be relied on by Dexterity Surgical, Inc. (“Company”), in determining my suitability as a purchaser of securities of the Company (“Shares”).

1. I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

2. I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3. I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4. The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5. I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6. Instructions: Complete either (a) or (b) below, as applicable:

(a) FOR ACCREDITED INVESTORS. I confirm that I am an “accredited investor” as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as checked below:

(i) Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Yes	☐	No

(ii) Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐	Yes	☐	No

(iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Yes	☐	No

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Yes	☐	No

(v) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐	Yes	☐	No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Yes	☐	No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐	Yes	☐	No

(viii) Any entity in which all of the equity owners are accredited investors.

☐	Yes	☐	No

(b) FOR NONACCREDITED INVESTORS. I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i) My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii) My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐	Yes	☐	No

(iii) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐	Yes	☐	No

7. I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8. I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9. I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10. I will hold title to my interest as follows:

☐	Community Property	☐	Separate Property

☐	Joint Tenants, with Right of Survivorship	☐	Tenants in Common

		☐	Other (Single Person, Trust, Etc., Please Indicate.)

11. I am a bona fide resident of the state of __________. The address below is my true and correct principal residence.

DATED this ____ day of __________, 2007.

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

EXHIBIT B

FORM OF INVESTMENT LETTER

Dexterity Surgical, Inc.

Re: Purchase of shares of Common Stock of Dexterity Surgical, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of shares of common stock of Dexterity Surgical, Inc. (“Securities”), the undersigned represents that the securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (“Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

Dexterity Surgical, Inc.

Page Two

The undersigned acknowledges that the securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the securities in the absence of compliance with rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the U.S. Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:
(Subscriber)

(Joint Subscriber)

EXHIBIT C

[FORM OF LEGAL OPINION]

ANNEX A

[ZHIYUAN CONTRACTS]

EXHIBIT "C"

HESKETT & HESKETT

ATTORNEYS AT LAW

JOHN HESKETT
ZACHARY HYDEN

JACK HESKETT (1932 - 2005)
BILL HESKETT (1933 - 1993)

501 SOUTH JOHNSTONE, SUITE 501
BARTLESVILLE, OKLAHOMA 74003

TELEPHONE (918) 336-1773
FACSIMILE (918) 336-3152
Email: info@hesklaw.com

18 December 2007

Matthew Ogurick
K&L Gates
Wachovia Financial Center
200 South Biscayne Boulevard, Suite 2000
Miami FL 33131-2399

Dear Mr. Ogurick:

We have acted as counsel to Dexterity Surgical, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of the Share Exchange Agreement dated as of December 18, 2007 (the "Agreement"), by and among the Company and Rise and Grow Limited, a limited liability company organized under the laws of Hong Kong ("Rise and Grow") and Newise Century, Inc., a corporation organized under the laws of the British Virgin Islands (the "Stockholders").

We have participated in the preparation and negotiation of the Agreement and the Exhibits and Schedules thereto, and the other documents referred to therein. We also have examined such certificates of public officials, corporate documents and records and other certificates, opinions, agreements and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

Based on the foregoing and upon such investigation as we have deemed necessary, we give you our opinion as follows:

2. The Company has no subsidiaries.

3. The Company has all requisite power and authority to execute, deliver and complete the Agreement, to issue, sell and deliver the 26,400,000 restricted common shares ("Shares") set forth therein, and to carry out and perform its obligations under, and to consummate the transactions contemplated by the Agreement.

4. All actions on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Agreement, the authorization, issuance and delivery of the Shares pursuant to the Agreement, and the consummation by the Company of the transactions contemplated by the Agreement has been duly taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5. To our knowledge, the Company has filed all reports (the "SEC Reports") required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

6. Based in part upon the representations of the Purchasers contained in the Agreement, the Shares may be issued to the Stockholders without registration under the Securities Act of 1933, as amended. All presently issued and outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. The shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights.

7. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Agreement and the issuance and delivery of the Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation having applicability to the Company or of the certificate of incorporation or by-laws or other similar organizational documents of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the Company's or its Subsidiaries' assets or properties.

8. To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees).

9. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Agreement, or the issuance or delivery of the Shares or the consummation of the transactions contemplated thereby.

10. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

John Heskett

JFH:dc

No.	Contract Name	Contract Amount(USD$)	Date of Contract Signed	Client/Customer Name	Remarks	
1	Insurance Website Construction Services Contract	56,556	2007/1/4	Li Chengcai	ZYTX provides service to client/cusomer	
2	Insurance Website Construction Services Contract	68,951	2007/2/12	Ma Haibo	ZYTX provides service to client/cusomer	
3	Soobao.cn Promotion and Service Contract	211,812	2007/4/17	Zhu Chunmei	ZYTX provides service to client/cusomer	
4	Soobao.cn Promotion and Service Contract	189,345	2007/4/17	Li Jihong	ZYTX provides service to client/cusomer	
5	Soobao.cn Promotion and Service Contract	279,679	2007/4/19	Ma Haibo	ZYTX provides service to client/cusomer	
6	Soobao.cn Promotion and Service Contract	199,726	2007/4/18	Jiang Wei	ZYTX provides service to client/cusomer	
7	Soobao.cn Promotion and Service Contract	177,259	2007/4/20	Huang Yan	ZYTX provides service to client/cusomer	
8	Soobao.cn Promotion and Service Contract	239,393	2007/4/22	Zhang Jiyuan	ZYTX provides service to client/cusomer	
9	Soobao.cn Promotion and Service Contract	210,263	2007/4/22	Wei Xiaomen	ZYTX provides service to client/cusomer	
10	Soobao.cn Promotion and Service Contract	200,191	2007/4/18	Wang Cui	ZYTX provides service to client/cusomer	
11	Soobao.cn Promotion and Service Contract	232,420	2007/5/8	Qu Wei	ZYTX provides service to client/cusomer	
12	Soobao.cn Promotion and Service Contract	154,482	2007/5/11	Niu Jinsong	ZYTX provides service to client/cusomer	
13	Soobao.cn Promotion and Service Contract	224,673	2007/5/16	Li Chengcai	ZYTX provides service to client/cusomer	
14	Soobao.cn Promotion and Service Contract	176,949	2007/5/19	Bai Muchun	ZYTX provides service to client/cusomer	
15	Soobao.cn Promotion and Service Contract	187,795	2007/5/24	Guo Lei	ZYTX provides service to client/cusomer	
16	Soobao.cn Promotion and Service Contract	180,358	2007/5/28	Zhang Zhigang	ZYTX provides service to client/cusomer	
17	Soobao.cn Promotion and Service Contract	194,458	2007/6/5	Wang Runhua	ZYTX provides service to client/cusomer	
18	Soobao.cn Promotion and Service Contract	164,863	2007/6/20	Fu Chunlen	ZYTX provides service to client/cusomer	
19	Soobao.cn Promotion and Service Contract	212,587	2007/6/8	Li Yufei	ZYTX provides service to client/cusomer	
20	Soobao.cn Promotion and Service Contract	185,471	2007/6/15	Hu Yue	ZYTX provides service to client/cusomer	
21	Soobao.cn Promotion and Service Contract	245,900	2007/6/12	Wang Xianghua	ZYTX provides service to client/cusomer	
22	Soobao.cn Promotion and Service Contract	158,685	2007/6/25	Lv Huijie	ZYTX provides service to client/cusomer	
23	Soobao.cn Promotion and Service Contract	70,444	2007/7/5	Chen Hong	ZYTX provides service to client/cusomer	
24	Soobao.cn Promotion and Service Contract	57,434	2007/7/9	Xu Changxin	ZYTX provides service to client/cusomer	
25	Soobao.cn Promotion and Service Contract	72,347	2007/7/13	Xu Yi	ZYTX provides service to client/cusomer	
26	Soobao.cn Promotion and Service Contract	73,141	2007/8/5	Liu Jintao	ZYTX provides service to client/cusomer	
27	Soobao.cn Promotion and Service Contract	139,142	2007/8/7	Zhang Meili	ZYTX provides service to client/cusomer	
28	Soobao.cn Promotion and Service Contract	64,415	2007/8/24	He Fei	ZYTX provides service to client/cusomer	
29	Soobao.cn Promotion and Service Contract	73,141	2007/9/16	Niu Feng	ZYTX provides service to client/cusomer	
30	Soobao.cn Promotion and Service Contract	82,184	2007/9/21	Meng Jiqing	ZYTX provides service to client/cusomer	
31	Soobao.cn Promotion and Service Contract	65,206	2007/9/23	Liu Fenghua	ZYTX provides service to client/cusomer	

ANNEX A

32	Soobao.cn Promotion and Service Contract	95,820	2007/10/8	Ma Lihong	ZYTX provides service to client/cusomer	
33	Soobao.cn Promotion and Service Contract	82,026	2007/10/10	Wang Zheng	ZYTX provides service to client/cusomer	
34	Soobao.cn Promotion and Service Contract	114,233	2007/10/12	Chen Gang	ZYTX provides service to client/cusomer	
35	Soobao.cn Promotion and Service Contract	77,583	2007/10/13	Tang Jie	ZYTX provides service to client/cusomer	
36	Soobao.cn Promotion and Service Contract	124,070	2007/10/19	Li Zijiao	ZYTX provides service to client/cusomer	
37	Soobao.cn Promotion and Service Contract	133,589	2007/11/2	Wu Bin	ZYTX provides service to client/cusomer	
38	Soobao.cn Promotion and Service Contract	151,200	2007/11/11	Wang Huirong	ZYTX provides service to client/cusomer	
39	Soobao.cn Promotion and Service Contract	142,791	2007/11/17	Zhang Guoling	ZYTX provides service to client/cusomer	
40	Software Development - Auto Parts housekeeper Management System	193,883	2007/1/4	Beijing Qingzhouwanshun Construction Machinery Sales Center	ZYTX provides service to client/cusomer	
41	Software Development - Concentrated Billing System	981,329	2007/6/25	Beijing Lingzhikongjian Technology Co.,Ltd.	ZYTX provides service to client/cusomer	
42	Software Development - Telecom Integrated Clearing System	1,123,818	2007/10/11	Beijing Yuhongshiji Technology Development Co.,Ltd.	ZYTX provides service to client/cusomer	
43	Software Development - Voice Clearing Billing System	1,239,573	2007/3/30	Fengyuanxin(Beijing) Information Technology Co.,Ltd.	ZYTX provides service to client/cusomer	
44	Outsourcing contract - insurance documents process management system (IPM)	1,295,696	10/08/2007	Beijing Yingtongjixun Technology Development Co.,Ltd.	Client/Customer provides service to ZYTX	
45	Outsourcing contract - intelligent flow statistical system	1,256,032	10/09/2007	Beijing Shixunhuitong Technology Co.,Ltd.	Client/Customer provides service to ZYTX	

remarks:

1. Company contracts in excess of US$50,000 before November 31, 2007 are all listed above.
2. Exchange rate before June, 2007 is 7.7446,before September is 7.5635(average RMB: US$ exchange rate in audit report)

- 2 -

Item 2.08

Item 2.08 Detailed Description of Reorganization

On April 19, 2004, Dexterity Surgical, Inc. filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the "Bankruptcy Court") in order to facilitate the restructuring of the Company's debt, trade liabilities and other obligations. The Company continued in possession of its property as a Debtor in Possession pursuant to 11 U.S.C. §§1107 and 1108. On or about December 7, 2004, the Company filed the First Amended Plan of Reorganization Under Chapter 11, Title 11, United States Code of Dexterity Surgical, Inc. (the "Plan"). The Plan provided for the orderly liquidation of the Debtor's assets in order to provide a distribution to its creditors. The primary source of funding for the Plan was the sale of substantially all of the Debtor's assets, including license rights, and the consummation of a Restructuring Transaction between the Debtor and an Investor Group, whereby the Investors provided a DIP loan of $50,000, and with an additional $125,000 paid as contribution in consideration for, among other things, shares of New Common Stock and the promise to enter into an exchange agreement with a merger partner designated by the Investors. On February 7, 2005, the Court held a hearing to confirm the Plan and on March 2, 2005, entered the Order Confirming First Amended Plan of Liquidation Under Chapter 11, Title 11, United States Code of Dexterity Surgical, Inc dated December 7, 2004 (the "Confirmation Order"). The Confirmation Order contains certain modifications to the plan which are non-material to the liquidation of the Debtor's assets. On March 2, 2006, the Court entered an Order Approving Modification of the First Amended Plan. For purposes of this Report, the First Amended Plan, as modified, shall be referred to as the "Plan."

After the March 2, 2006 confirmation, the Company paid all priority claims in full, and on March 31, 2006, the Company sold substantially all of its assets and paid all secured creditors in satisfaction of their liens on personal property in the full amount previously agreed to and approved by Bankruptcy Court order, substantially consummating the Plan.

April 13, 2006 was deemed the "Effective Date" under the Plan. After this date, the Company shall be referred to as the "Reorganized Debtor." Under the terms of the Plan, the Reorganized Debtor is authorized to take the following actions:

(i) implement a reverse split such that the currently issued and outstanding stock of the Company shall be no greater than 25,000 (the "Rolled-Back Shares"),

(ii) issue 25,000,000 shares of restricted common stock, $.001 par value, to the Investors (the "New Common Stock"),

(iii) convert the $50,000 DIP Loan upon presentment to the Reorganized Debtor by the holders of the underlying note into 6,000,000 common shares and

3,000,000 warrants having an exercise price of $1.00 for five years, all of which will be issued as payment for the obligations under the DIP Loan,

(iv) issue 25,000 common shares to be distributed to holders of Allowed Class 3 General Unsecured Claims, in addition to 100 shares of common stock to be distributed to each unsecured Allowed Class 3 General Unsecured Creditor who is not also an Allowed Class 5 Interest holder;

(v) after issuance of the New Common Stock, cancel the previously issued shares, and,

(vi) at Company's discretion, have newly-appointed Directors issue 25,000 shares ("New Shares") to persons designated by the new Directors as part of the Share Transfer transaction, at no further consideration to the Company.

The Plan provides that the Board of Directors may remain seated until the reorganization set forth in the Plan is completed. The Directors were given authority by the Bankruptcy Court to, appoint new members to the Board, amend the Reorganized Debtor's bylaws, amend the fiscal year , execute a share exchange agreement and issue shares in which effective control or majority ownership are given to an acquiring business entity, and to increase the Reorganized Debtor's authorized common shares to 100,000,000 by filing a certificate of amendment, and all of the preceding changes were authorized by the Bankruptcy Court to be done without need of shareholder approval.

The Company is no longer in bankruptcy and is no longer subject to the jurisdiction of the Bankruptcy Court, pursuant to the Order Confirming.

Pursuant to Bankruptcy Court Order and by filing a Certificate of Amendment to its Articles of Incorporation, the Company increased its authorized capital stock, par value $.0001, and effected a 1-for-500 reverse split of all issued and outstanding stock (the "Rolled-Back Shares"). Although the effective date was set in 2006, the record date has not been set and announced to the market for the Rolled-Back Shares. The Company expects the record and pay date for the reverse split to be established in the immediate future.

The Board of Directors, by resolution, have determined that in order to keep an orderly market, the Rolled-Back Shares remaining after the reverse split shall continue on the books and records of the Company such that the 25,000 New Shares set forth in the Order Confirming will be nullified as a setoff and credit pari passu against the accounts of the Rolled-Back Shares. Therefore, the Rolled-Back Shares will continue on the books and records as issued and outstanding shares of the Company.